Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of ESCAgenetics Corporation (the “Company”) on Form 10-QSB for the quarterly period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michelle Kline, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michelle Kline

Michelle Kline
Chief Executive Officer
Chief Financial Officer
March 14, 2003